EXHIBIT 99.1
ENTERPRISE FINANCIAL SERVICES CORP REPORTS SECOND QUARTER 2025 RESULTS

Second Quarter Results
•Net income of $51.4 million, or $1.36 per diluted common share, compared to $1.31 in the linked quarter and $1.19 in the prior year quarter
•Net interest margin (“NIM”) of 4.21%, quarterly increase of 6 basis points
•Net interest income of $152.8 million, quarterly increase of $5.2 million
•Total loans of $11.4 billion, quarterly increase of $110.1 million
•Total deposits of $13.3 billion, quarterly increase of $283.1 million
•Return on average assets (“ROAA”) of 1.30% in the current and linked quarters, compared to 1.25% in the prior year quarter
•Return on average tangible common equity (“ROATCE”)1 of 13.84%, compared to 14.02% and 13.77% in the linked and prior year quarters, respectively
•Tangible common equity to tangible assets1 of 9.42%, an increase of 12 basis points and 23 basis points from the linked and prior year quarters, respectively
•Tangible book value per common share1 of $40.02, annualized quarterly increase of 15%
•Quarterly dividend increased $0.01 to $0.31 per common share for the third quarter 2025

St. Louis, MO. July 28, 2025 – Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”), today announced financial results for the second quarter of 2025. “Our second quarter results demonstrated expansion in net interest income and net interest margin, continuing the strong start to 2025,” said Jim Lally, President and Chief Executive Officer. “Loan growth spanned the portfolio and geographic regions and displayed the strength of our diversified business. We successfully scaled the balance sheet and deployed liquidity to drive a 1.30% ROAA and a 13.84% ROATCE. Notably, tangible book value per share has increased over 14% in the past year.”

Highlights

•Earnings - Net income in the second quarter 2025 was $51.4 million, an increase of $1.4 million and $5.9 million compared to the linked and prior year quarters, respectively. Earnings per diluted common share for the second quarter 2025 was $1.36, compared to $1.31 and $1.19 for the linked and prior year quarters, respectively. Adjusted diluted earnings per share1 was $1.37 in the second quarter 2025, compared to $1.31 and $1.21 in the linked and prior year quarters, respectively.

•Pre-provision net revenue (“PPNR”)1 - PPNR of $68.1 million in the second quarter 2025 increased $2.0 million and $4.9 million from the linked and prior year quarters, respectively. The increase from the linked and prior year quarters was primarily due to an increase in net interest income from organic loan growth, continued investment in the securities portfolio and proactive management of the cost of deposits, partially offset by an increase in noninterest expense.

1 ROATCE, tangible common equity to tangible assets, tangible book value per common share, adjusted diluted earnings per share and PPNR are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

•Net interest income and NIM - Net interest income of $152.8 million for the second quarter 2025 increased $5.2 million and $12.2 million from the linked and prior year quarters, respectively. Net interest income for the second quarter 2025 increased from the linked and prior year quarters primarily due to higher average loan and securities balances and yields, as well as lower short-term interest rates that decreased deposit interest expense. NIM was 4.21% for the second quarter 2025, compared to 4.15% and 4.19% for the linked and prior year quarters, respectively. The total cost of deposits of 1.82% for the second quarter 2025 decreased one basis point and 34 basis points from the linked and prior year quarters, respectively.

•Noninterest income - Noninterest income of $20.6 million for the second quarter 2025 increased $2.1 million and $5.1 million from the linked and prior year quarters, respectively. The increase in noninterest income from the linked and prior year quarters was primarily due to higher BOLI income and community development investment income. The Company also sold $24.4 million of SBA guaranteed loans during the quarter for a gain of $1.2 million.

•Noninterest expense - Noninterest expense of $105.7 million for the second quarter 2025 increased $5.9 million and $11.7 million from the linked and prior year quarters, respectively. The increase from the linked and prior year quarters was primarily driven by higher employee compensation, variable deposit costs and higher loan and legal expenses related to loan workouts and other real estate owned (“OREO”).

•Loans - Loans totaled $11.4 billion at June 30, 2025, an increase of $110.1 million, or 4% on an annualized basis, from the linked quarter, and $408.8 million from the prior year quarter. Average loans totaled $11.4 billion, compared to $11.2 billion and $11.0 billion for the linked and prior year quarters, respectively.

•Asset quality - The allowance for credit losses to total loans was 1.27% at June 30, 2025, March 31, 2025 and June 30, 2024. The provision for credit losses in the second quarter 2025 was $3.5 million, compared to $5.2 million and $4.8 million for the linked and prior year quarters, respectively. The ratio of nonperforming assets to total assets was 0.71% at June 30, 2025, compared to 0.72% and 0.33% at March 31, 2025 and June 30, 2024, respectively.

•Deposits - Deposits totaled $13.3 billion at June 30, 2025, an increase of $283.1 million and $1.0 billion from the linked and prior year quarters, respectively. Excluding brokered certificates of deposits, deposits increased $72.9 million and $777.4 million from the linked and prior year quarters, respectively. Average deposits were $13.2 billion, $13.1 billion and $12.3 billion for the current, linked and prior year quarters, respectively. At June 30, 2025, noninterest-bearing deposit accounts totaled $4.3 billion, or 32% of total deposits, and the loan to deposit ratio was 86%.

•Capital - Total stockholders’ equity was $1.9 billion and the tangible common equity to tangible assets ratio2 was 9.42% at June 30, 2025, compared to 9.30% at March 31, 2025. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 12.5% and a total risk-based capital ratio of 13.6% at June 30, 2025. The Company’s common equity tier 1 ratio and total risk-based capital ratio were 11.9% and 14.7%, respectively, at June 30, 2025.

The Company’s Board of Directors (the “Board”) approved a quarterly dividend of $0.31 per share of common stock, payable on September 30, 2025 to stockholders of record as of September 15, 2025. The Board also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) June 15, 2025 to (but excluding) September 15, 2025. The dividend will be payable on September 15, 2025 to holders of record of Series A Preferred Stock as of August 29, 2025.
2 Tangible common equity to tangible assets ratio is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

Net Interest Income and NIM
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to the average interest-earning assets and interest-bearing liabilities, as well as the corresponding average interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	June 30, 2025			March 31, 2025			June 30, 2024
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$11,358,209	$188,007	6.64%	$11,240,806	$182,039	6.57%	$10,962,488	$189,346	6.95%
Securities[2]	3,149,010	30,330	3.86	2,930,912	27,092	3.75	2,396,519	19,956	3.35
Interest-earning deposits	315,738	3,368	4.28	479,136	5,124	4.34	325,452	4,389	5.42
Total interest-earning assets	14,822,957	221,705	6.00	14,650,854	214,255	5.93	13,684,459	213,691	6.28

Noninterest-earning assets	1,036,764			992,145			961,922

Total assets	$15,859,721			$15,642,999			$14,646,381

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$3,225,611	$17,152	2.13%	$3,167,428	$17,056	2.18%	$2,950,827	$18,801	2.56%
Money market accounts	3,660,053	28,437	3.12	3,601,535	28,505	3.21	3,434,712	31,926	3.74
Savings accounts	532,754	183	0.14	534,512	189	0.14	573,115	335	0.24
Certificates of deposit	1,486,522	14,207	3.83	1,374,693	13,516	3.99	1,412,263	15,312	4.36
Total interest-bearing deposits	8,904,940	59,979	2.70	8,678,168	59,266	2.77	8,370,917	66,374	3.19
Subordinated debentures and notes	156,753	2,737	7.00	156,615	2,562	6.63	156,188	2,684	6.91
FHLB advances	156,868	1,801	4.61	25,300	287	4.60	40,308	561	5.60
Securities sold under agreements to repurchase	209,493	1,592	3.05	263,608	2,017	3.10	158,969	1,401	3.54
Other borrowings	36,208	96	1.06	39,535	132	1.35	36,203	95	1.06
Total interest-bearing liabilities	9,464,262	66,205	2.81	9,163,226	64,264	2.84	8,762,585	71,115	3.26

Noninterest-bearing liabilities:
Demand deposits	4,340,301			4,463,388			3,973,336
Other liabilities	149,069			153,113			162,220
Total liabilities	13,953,632			13,779,727			12,898,141
Stockholders' equity	1,906,089			1,863,272			1,748,240
Total liabilities and stockholders' equity	$15,859,721			$15,642,999			$14,646,381

Total net interest income		$155,500			$149,991			$142,576
Net interest margin			4.21%			4.15%			4.19%

[1] Average balances include nonaccrual loans. Interest income includes net loan fees of $1.8 million, $1.6 million, and $2.2 million for each of the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $2.7 million, $2.5 million, and $2.1 million for each of the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively.

Net interest income of $152.8 million for the second quarter 2025 increased $5.2 million and $12.2 million from the linked and prior year quarters, respectively. Net interest income on a tax equivalent basis was $155.5 million, $150.0 million and $142.6 million for the current, linked and prior year quarters, respectively. The increase from the linked and prior year quarters reflects organic loan growth and continued investment in the securities portfolio, partially offset by an increase in wholesale borrowings (FHLB advances and brokered certificates of deposits). Net interest income for the current quarter also benefited by one additional day compared to the linked quarter. On June 1, 2025, $63.3 million of subordinated debt converted from a fixed 5.75% rate to a floating rate of three-month term SOFR plus a spread of 5.66%, resulting in a higher rate incurred for one month. The subordinated debt also became callable on each quarterly interest payment date. The cost of interest-bearing deposits has declined due to lower short-term rates, partially offset by an increase in deposit balances. Since September 2024, the Federal Reserve has reduced the federal funds target rate 100 basis points. In response, the Company has proactively adjusted deposit pricing to partially mitigate the impact on income from the repricing of variable rate loans.

Interest income for the second quarter 2025 increased $7.2 million primarily due to an increase of $117.4 million in average loan balances and a seven basis point increase in the average loan yield. The average securities balance increased $218.1 million and the yield increased 11 basis points due to new purchases and the reinvestment of cash flows from the runoff of lower yielding investments. The average interest rate of new loan originations in the second quarter 2025 was 7.26%, an increase of 14 basis points from the linked quarter. Investment purchases in the second quarter 2025 had a weighted average, tax equivalent yield of 5.30%.

Interest expense in the second quarter 2025 increased $1.9 million primarily due to higher organic growth in deposits, an increase in wholesale borrowings and the higher rate incurred on subordinated debt for one month in the quarter. These increases were partially offset by a decline in the average balance of customer repurchase agreements. The total cost of deposits, including noninterest-bearing demand accounts, was 1.82% during the second quarter 2025, compared to 1.83% in the linked quarter.

NIM, on a tax equivalent basis, was 4.21% in the second quarter 2025, an increase of six basis points and two basis points from the linked and prior year quarters, respectively. For the month of June 2025, the loan portfolio yield was 6.64% and the cost of total deposits was 1.81%.

Investments

	At
	June 30, 2025		March 31, 2025		June 30, 2024
($ in thousands)	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss
Available-for-sale (AFS)	$2,204,511	$(131,094)	$1,990,068	$(146,184)	$1,615,930	$(172,734)
Held-to-maturity (HTM)	1,091,238	(75,144)	1,034,282	(74,228)	772,648	(69,442)
Total	$3,295,749	$(206,238)	$3,024,350	$(220,412)	$2,388,578	$(242,176)

Investment securities totaled $3.3 billion at June 30, 2025, an increase of $271.4 million from the linked quarter. The tangible common equity to tangible assets ratio adjusted for unrealized losses on HTM securities3 was 9.06% at June 30, 2025, compared to 8.94% at March 31, 2025.

3 The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Loans
The following table presents total loans for the most recent five quarters:

	At
($ in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
C&I	$2,316,609	$2,198,802	$2,139,032	$2,145,286	$2,107,097
CRE investor owned	2,547,859	2,487,375	2,405,356	2,346,575	2,308,926
CRE owner occupied	1,281,572	1,292,162	1,305,025	1,322,714	1,313,742
SBA loans*	1,249,225	1,283,067	1,298,007	1,272,679	1,269,145
Sponsor finance*	771,280	784,017	782,722	819,079	865,883
Life insurance premium financing*	1,155,623	1,149,119	1,114,299	1,030,273	996,154
Tax credits*	708,401	677,434	760,229	724,441	738,249
Residential real estate	356,722	357,615	350,640	346,460	339,889
Construction and land development	773,122	800,985	794,240	796,586	791,780
Other	248,427	268,187	270,805	275,799	269,142
Total loans	$11,408,840	$11,298,763	$11,220,355	$11,079,892	$11,000,007

Quarterly loan yield	6.64%	6.57%	6.73%	6.95%	6.95%

Loans by rate type (to total loans):
Fixed	40%	39%	40%	39%	39%
Variable:	60%	61%	60%	61%	61%
SOFR	29%	29%	28%	28%	28%
Prime	24%	24%	24%	25%	25%
Other	7%	8%	8%	8%	8%

Variable rate loans to total loans, adjusted for interest rate hedges	56%	56%	55%	57%	57%

*Specialty loan category

Loans totaled $11.4 billion at June 30, 2025, an increase of $110.1 million compared to the linked quarter. Loan production in the quarter outpaced repayment activity with loan volume of $875.5 million compared to repayment and sale activity of $765.4 million. Loan originations and advances were strongest in the C&I portfolio in the current quarter. Loan sales of $24.4 million mitigated growth in the SBA category during the current quarter. Average line utilization was approximately 46% for the current and prior year quarters, respectively, compared to 42% for the linked quarter.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	At
($ in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Nonperforming loans*	$105,807	$109,882	$42,687	$28,376	$39,384
Other[1]	8,221	3,271	3,955	4,516	8,746
Nonperforming assets*	$114,028	$113,153	$46,642	$32,892	$48,130

Nonperforming loans to total loans	0.93%	0.97%	0.38%	0.26%	0.36%
Nonperforming assets to total assets	0.71%	0.72%	0.30%	0.22%	0.33%
Allowance for credit losses	$145,133	$142,944	$137,950	$139,778	$139,464
Allowance for credit losses to total loans	1.27%	1.27%	1.23%	1.26%	1.27%
Allowance for credit losses to nonperforming loans*	137.2%	130.1%	323.2%	492.6%	354.1%
Quarterly net charge-offs (recoveries)	$630	$(1,059)	$7,131	$3,850	$605

*Guaranteed balances excluded	$26,536	$22,607	$21,974	$11,899	$12,933
1OREO and repossessed assets

Nonperforming assets increased $0.9 million and $65.9 million from the linked and prior year quarters, respectively. During the quarter, certain nonperforming loans migrated to OREO and repossessed assets. The OREO balance at June 30, 2025 includes four properties, one of which has an SBA guarantee of $3.0 million. The increase in nonperforming assets from the prior year quarter is primarily related to seven commercial real estate loans totaling $68.4 million to two commercial banking relationships in Southern California that share common managing general partners. Litigation resulting from a business dispute between the general/managing partner and certain limited partners resulted in all seven of the borrowing entities filing bankruptcy in the first quarter of 2025. The Company expects to collect the full balance of these loans.

The provision for credit losses totaled $3.5 million in the second quarter 2025, compared to $5.2 million and $4.8 million in the linked and prior year quarters, respectively. The provision for credit losses in the second quarter 2025 was primarily related to loan growth and changes in the economic forecast that influences projected future losses in the allowance calculation. The provision for credit losses in the second quarter 2025 benefited from $3.2 million in recoveries. Annualized net charge-offs totaled two basis points of average loans in the current and prior year quarters, compared to annualized net recoveries of four basis points in the linked quarter.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	At
($ in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Noninterest-bearing demand accounts	$4,322,332	$4,285,061	$4,484,072	$3,934,245	$3,928,308
Interest-bearing demand accounts	3,184,670	3,193,903	3,175,292	3,048,981	2,951,899
Money market and savings accounts	4,209,032	4,167,375	4,117,524	4,121,543	4,039,626
Brokered certificates of deposit	752,422	542,172	484,588	480,934	494,870
Other certificates of deposit	848,903	845,719	885,016	879,619	867,680
Total deposit portfolio	$13,317,359	$13,034,230	$13,146,492	$12,465,322	$12,282,383

Noninterest-bearing deposits to total deposits	32.5%	32.9%	34.1%	31.6%	32.0%
Quarterly cost of deposits	1.82%	1.83%	2.00%	2.18%	2.16%

Total deposits at June 30, 2025 were $13.3 billion, an increase of $283.1 million and $1.0 billion from the linked and prior year quarters, respectively. Excluding brokered certificates of deposits, total deposits increased $72.9 million and $777.4 million from the linked and prior year quarters, respectively. Reciprocal deposits, which are placed through third party programs to provide FDIC insurance on larger deposit relationships, totaled $1.4 billion at June 30, 2025, compared to $1.3 billion at March 31, 2025.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2025	March 31, 2025	Increase (decrease)		June 30, 2024	Increase (decrease)
Deposit service charges	$4,940	$4,420	$520	12%	$4,542	$398	9%
Wealth management revenue	2,584	2,659	(75)	(3)%	2,590	(6)	—%
Card services revenue	2,444	2,395	49	2%	2,497	(53)	(2)%
Tax credit income	2,207	2,610	(403)	(15)%	1,874	333	18%
Other income	8,429	6,399	2,030	32%	3,991	4,438	111%
Total noninterest income	$20,604	$18,483	$2,121	11%	$15,494	$5,110	33%

Total noninterest income was $20.6 million for the second quarter 2025, an increase of $2.1 million and $5.1 million from the linked and prior year quarters, respectively. The increase from the linked and prior year quarters was primarily due to higher deposit service charges and other income, which is discussed further below.

The following table presents a comparative summary of the major components of other income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2025	March 31, 2025	Increase (decrease)		June 30, 2024	Increase (decrease)
BOLI	$2,561	$871	$1,690	194%	$855	$1,706	200%
Community development investments	1,426	707	719	102%	381	1,045	274%
Gain on SBA loan sales	1,153	1,895	(742)	(39)%	—	1,153	—%
Gain on sales of other real estate owned	56	23	33	143%	—	56	100%
Private equity fund distributions	502	653	(151)	(23)%	411	91	22%
Servicing fees	485	555	(70)	(13)%	594	(109)	(18)%
Swap fees	86	(2)	88	(4,400)%	217	(131)	(60)%
Miscellaneous income	2,160	1,697	463	27%	1,533	627	41%
Total other income	$8,429	$6,399	$2,030	32%	$3,991	$4,438	111%

The increase in other income from the linked and prior year quarters was primarily driven by an increase in BOLI income, as well as community development investment income. The increase in BOLI income was primarily due to the purchase of additional policies in the first quarter 2025 and, to a lesser extent, the payout of a policy in the second quarter of 2025. Community development investment income is not a consistent source of income and fluctuates based on distributions from the underlying funds. On a periodic basis, the Company will opportunistically sell SBA guaranteed loans. Loan sales were executed in the current and linked quarters, while no loans were sold in the prior year quarter.

Noninterest Expense
The following table presents a comparative summary of the major components of noninterest expense for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2025	March 31, 2025	Increase (decrease)		June 30, 2024	Increase (decrease)
Employee compensation and benefits	$50,164	$48,208	$1,956	4%	$44,524	$5,640	13%
Deposit costs	24,765	23,823	942	4%	21,706	3,059	14%
Occupancy	5,065	4,430	635	14%	4,197	868	21%
Core conversion expense	—	—	—	100%	1,250	(1,250)	(100)%
Acquisition costs	518	—	518	100%	—	518	100%
Other expense	25,190	23,322	1,868	8%	22,340	2,850	13%
Total noninterest expense	$105,702	$99,783	$5,919	6%	$94,017	$11,685	12%

Employee compensation and benefits increased $2.0 million from the linked quarter primarily due to a full quarter of merit increases that were effective on March 1, 2025, an increase in variable compensation and the number of working days in the quarter. Deposit costs relate to certain businesses in the deposit verticals that receive an earnings credit allowance for deposit related expenses that are impacted by interest rates and average balances. Deposit costs increased $0.9 million from the linked quarter primarily due to an increase of $62.1 million in average deposit vertical balances from the linked quarter. Acquisition costs relate to the previously announced branch acquisition that is expected to close in the fourth quarter 2025. Loan and legal expenses, included in other expense, increased $1.1 million during the quarter due to loan workouts and the foreclosure of certain properties related to nonperforming loans.

The increase in noninterest expense of $11.7 million from the prior year quarter was primarily due to an increase in the associate base, merit increases throughout 2024 and 2025, and an increase in deposit costs due to higher earnings credit allowances and deposit vertical average balances, partially offset by a decline in core conversion expenses due to the completion of the core implementation in the fourth quarter 2024. For the second quarter 2025, the core efficiency ratio4 was 59.3%, compared to 58.8% for the linked quarter and 58.1% for the prior year quarter.

Income Taxes
The effective tax rate was 20.0%, compared to 18.1% and 20.5% in the linked and prior year quarters, respectively. The Company continues to leverage tax credit opportunities as part of its overall tax planning strategy that contributes to a lower effective tax rate.

4 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Capital
The following table presents total equity and various capital ratios for the most recent five quarters:

	At
($ in thousands)	June 30, 2025*	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Stockholders’ equity	$1,922,899	$1,868,073	$1,824,002	$1,832,011	$1,755,273
Total risk-based capital to risk-weighted assets	14.7%	14.7%	14.6%	14.8%	14.6%
Tier 1 capital to risk weighted assets	13.2%	13.1%	13.1%	13.2%	13.0%
Common equity tier 1 capital to risk-weighted assets	11.9%	11.8%	11.8%	11.9%	11.7%
Leverage ratio	11.1%	11.0%	11.1%	11.2%	11.1%
Tangible common equity to tangible assets	9.42%	9.30%	9.05%	9.50%	9.18%

*Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Total equity was $1.9 billion at June 30, 2025, an increase of $54.8 million from the linked quarter. Tangible book value per common share was $40.02 at June 30, 2025, compared to $38.54 and $35.02 at March 31, 2025 and June 30, 2024, respectively.

The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, ROATCE, core efficiency ratio, the tangible common equity to tangible assets ratio, tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities, tangible book value per common share, return on average common equity, allowance for credit losses to total loans excluding guaranteed loans, adjusted ROAA and adjusted diluted earnings per share, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, ROATCE, core efficiency ratio, the tangible common equity to tangible assets ratio, tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities, tangible book value per common share, return on average common equity, allowance for credit losses to total loans excluding guaranteed loans, adjusted ROAA and adjusted diluted earnings per share, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as the FDIC special assessment, core conversion expenses, acquisition costs, and the gain or loss on sale of other real estate owned and investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity to tangible assets ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, July 29, 2025. During the call, management will review the second quarter 2025 results and related matters. This press release as well as a related slide presentation will be accessible via the “Investor Relations” page of the Company’s website, https://investor.enterprisebank.com/events-and-presentations, prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-800-715-9871. After connecting, you may say the name of the conference or enter the Conference ID 87261. We encourage participants to pre-register for the conference call using the following link: https://bit.ly/EFSC2Q2025EarningsCallRegistration. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. A recorded replay of the conference call will be available on the website after the call’s completion. The replay will be available for at least two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $16.1 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Florida, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, liquidity, yields and returns, loan diversification and credit management, stockholder value creation and the impact of acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma”, “pipeline” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), impacts of trade and tariff policies, U.S. fiscal debt, budget and tax matters, and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, our ability to attract and retain deposits and access to other sources of liquidity, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, natural disasters (such as wildfires and earthquakes), terrorist activities, war and geopolitical matters (including the war in Israel and potential for a broader regional conflict and the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, and their effects on economic and business environments in which we operate, including the related disruption to the financial market and other economic activity, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Senior Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Senior Vice President, Corporate Communications (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Six months ended
(in thousands, except per share data)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
EARNINGS SUMMARY
Net interest income	$152,762	$147,516	$146,370	$143,469	$140,529	$300,278	$278,257
Provision for credit losses	3,470	5,184	6,834	4,099	4,819	8,654	10,575
Noninterest income	20,604	18,483	20,631	21,420	15,494	39,087	27,652
Noninterest expense	105,702	99,783	99,522	98,007	94,017	205,485	187,518
Income before income tax expense	64,194	61,032	60,645	62,783	57,187	125,226	107,816
Income tax expense	12,810	11,071	11,811	12,198	11,741	23,881	21,969
Net income	51,384	49,961	48,834	50,585	45,446	101,345	85,847
Preferred stock dividends	937	938	937	938	937	1,875	1,875
Net income available to common stockholders	$50,447	$49,023	$47,897	$49,647	$44,509	$99,470	$83,972

Diluted earnings per common share	$1.36	$1.31	$1.28	$1.32	$1.19	$2.67	$2.24
Adjusted diluted earnings per common share[1]	1.37	1.31	1.32	1.29	1.21	2.68	2.28
Return on average assets	1.30%	1.30%	1.27%	1.36%	1.25%	1.30%	1.18%
Adjusted return on average assets[1]	1.31%	1.29%	1.31%	1.32%	1.27%	1.30%	1.21%
Return on average common equity[1]	11.03%	11.10%	10.75%	11.40%	10.68%	11.07%	10.10%
Adjusted return on average common equity[1]	11.12%	11.08%	11.08%	11.09%	10.90%	11.10%	10.30%
ROATCE[1]	13.84%	14.02%	13.63%	14.55%	13.77%	13.93%	13.04%
Adjusted ROATCE[1]	13.96%	13.99%	14.05%	14.16%	14.06%	13.97%	13.30%
Net interest margin (tax equivalent)	4.21%	4.15%	4.13%	4.17%	4.19%	4.18%	4.16%
Efficiency ratio	60.97%	60.11%	59.59%	59.44%	60.26%	60.55%	61.30%
Core efficiency ratio[1]	59.32%	58.77%	57.11%	58.42%	58.09%	59.05%	59.13%

Assets	$16,076,299	$15,676,594	$15,596,431	$14,954,125	$14,615,666
Average assets	$15,859,721	$15,642,999	$15,309,577	$14,849,455	$14,646,381	$15,751,959	$14,601,250
Period end common shares outstanding	36,950	36,928	36,988	37,184	37,344
Dividends per common share	$0.30	$0.29	$0.28	$0.27	$0.26	$0.59	$0.51
Tangible book value per common share[1]	$40.02	$38.54	$37.27	$37.26	$35.02
Tangible common equity to tangible assets[1]	9.42%	9.30%	9.05%	9.50%	9.18%
Total risk-based capital to risk-weighted assets[2]	14.7%	14.7%	14.6%	14.8%	14.6%

[1]Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Six months ended
(in thousands, except per share data)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$218,967	$211,780	$215,380	$216,304	$211,644	$430,747	$419,367
Interest expense	66,205	64,264	69,010	72,835	71,115	130,469	141,110
Net interest income	152,762	147,516	146,370	143,469	140,529	300,278	278,257
Provision for credit losses	3,470	5,184	6,834	4,099	4,819	8,654	10,575
Net interest income after provision for credit losses	149,292	142,332	139,536	139,370	135,710	291,624	267,682

NONINTEREST INCOME
Deposit service charges	4,940	4,420	4,730	4,649	4,542	9,360	8,965
Wealth management revenue	2,584	2,659	2,719	2,599	2,590	5,243	5,134
Card services revenue	2,444	2,395	2,484	2,573	2,497	4,839	4,909
Tax credit income (loss)	2,207	2,610	6,018	3,252	1,874	4,817	(316)
Other income	8,429	6,399	4,680	8,347	3,991	14,828	8,960
Total noninterest income	20,604	18,483	20,631	21,420	15,494	39,087	27,652

NONINTEREST EXPENSE
Employee compensation and benefits	50,164	48,208	46,168	45,359	44,524	98,372	89,786
Deposit costs	24,765	23,823	22,881	23,781	21,706	48,588	41,983
Occupancy	5,065	4,430	4,336	4,372	4,197	9,495	8,523
FDIC special assessment	—	—	—	—	—	—	625
Core conversion expense	—	—	1,893	1,375	1,250	—	1,600
Acquisition costs	518	—	—	—	—	518	—
Other expense	25,190	23,322	24,244	23,120	22,340	48,512	45,001
Total noninterest expense	105,702	99,783	99,522	98,007	94,017	205,485	187,518

Income before income tax expense	64,194	61,032	60,645	62,783	57,187	125,226	107,816
Income tax expense	12,810	11,071	11,811	12,198	11,741	23,881	21,969
Net income	$51,384	$49,961	$48,834	$50,585	$45,446	$101,345	$85,847
Preferred stock dividends	937	938	937	938	937	1,875	1,875
Net income available to common stockholders	$50,447	$49,023	$47,897	$49,647	$44,509	$99,470	$83,972

Basic earnings per common share	$1.36	$1.33	$1.29	$1.33	$1.19	$2.69	$2.24
Diluted earnings per common share	$1.36	$1.31	$1.28	$1.32	$1.19	$2.67	$2.24

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At
($ in thousands)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
BALANCE SHEET

ASSETS
Cash and due from banks	$252,817	$260,280	$270,975	$210,984	$176,698
Interest-earning deposits	239,602	222,780	495,076	218,919	219,342
Debt and equity investments	3,384,347	3,108,763	2,863,989	2,714,194	2,460,549
Loans held for sale	586	—	110	304	606

Loans	11,408,840	11,298,763	11,220,355	11,079,892	11,000,007
Allowance for credit losses	(145,133)	(142,944)	(137,950)	(139,778)	(139,464)
Total loans, net	11,263,707	11,155,819	11,082,405	10,940,114	10,860,543

Fixed assets, net	48,639	48,083	45,009	44,368	44,831
Goodwill	365,164	365,164	365,164	365,164	365,164
Intangible assets, net	6,876	7,628	8,484	9,400	10,327
Other assets	514,561	508,077	465,219	450,678	477,606
Total assets	$16,076,299	$15,676,594	$15,596,431	$14,954,125	$14,615,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits	$4,322,332	$4,285,061	$4,484,072	$3,934,245	$3,928,308
Interest-bearing deposits	8,995,027	8,749,169	8,662,420	8,531,077	8,354,075
Total deposits	13,317,359	13,034,230	13,146,492	12,465,322	12,282,383
Subordinated debentures and notes	156,796	156,695	156,551	156,407	156,265
FHLB advances	294,000	205,000	—	150,000	78,000
Other borrowings	210,641	255,635	280,821	170,815	178,269
Other liabilities	174,604	156,961	188,565	179,570	165,476
Total liabilities	14,153,400	13,808,521	13,772,429	13,122,114	12,860,393
Stockholders’ equity:
Preferred stock	71,988	71,988	71,988	71,988	71,988
Common stock	369	369	370	372	373
Additional paid-in capital	991,663	988,554	990,733	992,642	994,116
Retained earnings	947,864	908,553	877,629	845,844	810,935
Accumulated other comprehensive loss	(88,985)	(101,391)	(116,718)	(78,835)	(122,139)
Total stockholders’ equity	1,922,899	1,868,073	1,824,002	1,832,011	1,755,273
Total liabilities and stockholders’ equity	$16,076,299	$15,676,594	$15,596,431	$14,954,125	$14,615,666

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Six months ended
	June 30, 2025			June 30, 2024
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
AVERAGE BALANCE SHEET

ASSETS
Interest-earning assets:
Loans[1,2]	$11,299,832	$370,046	6.60%	$10,945,211	$376,049	6.91%
Securities[2]	3,040,563	57,422	3.81	2,398,545	39,447	3.31
Interest-earning deposits	396,986	8,492	4.31	296,759	7,958	5.39
Total interest-earning assets	14,737,381	435,960	5.97	13,640,515	423,454	6.24

Noninterest-earning assets	1,014,578			960,735

Total assets	$15,751,959			$14,601,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand accounts	$3,196,680	$34,209	2.16%	$2,937,551	$37,413	2.56%
Money market accounts	3,630,955	56,941	3.16	3,418,257	63,283	3.72
Savings accounts	533,629	372	0.14	580,115	637	0.22
Certificates of deposit	1,430,917	27,723	3.91	1,377,126	29,514	4.31
Total interest-bearing deposits	8,792,181	119,245	2.74	8,313,049	130,847	3.17
Subordinated debentures and notes	156,684	5,299	6.82	156,117	5,168	6.66
FHLB advances	91,448	2,088	4.60	57,049	1,590	5.60
Securities sold under agreements to repurchase	238,058	3,609	3.06	181,933	3,205	3.54
Other borrowings	36,205	228	1.27	39,470	300	1.53
Total interest-bearing liabilities	9,314,576	130,469	2.82	8,747,618	141,110	3.24

Noninterest-bearing liabilities:
Demand deposits	4,401,504			3,949,429
Other liabilities	151,080			160,734
Total liabilities	13,867,160			12,857,781
Stockholders' equity	1,884,799			1,743,469
Total liabilities and stockholders' equity	$15,751,959			$14,601,250

Total net interest income		$305,491			$282,344
Net interest margin			4.18%			4.16%

[1] Average balances include nonaccrual loans. Interest income includes net loan fees of $3.4 million and $4.6 million for the six months ended June 30, 2025 and June 30, 2024, respectively.
[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $5.2 million and $4.1 million for the six months ended June 30, 2025 and June 30, 2024, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At or for the quarter ended
($ in thousands)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
LOAN PORTFOLIO
Commercial and industrial	$4,870,268	$4,729,707	$4,716,689	$4,628,488	$4,619,448
Commercial real estate	5,074,100	5,046,293	4,974,787	4,915,176	4,856,751
Construction real estate	844,497	880,708	891,059	896,325	893,672
Residential real estate	364,281	366,353	359,263	355,279	351,934
Other	255,694	275,702	278,557	284,624	278,202
Total loans	$11,408,840	$11,298,763	$11,220,355	$11,079,892	$11,000,007

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$4,322,332	$4,285,061	$4,484,072	$3,934,245	$3,928,308
Interest-bearing demand accounts	3,184,670	3,193,903	3,175,292	3,048,981	2,951,899
Money market and savings accounts	4,209,032	4,167,375	4,117,524	4,121,543	4,039,626
Brokered certificates of deposit	752,422	542,172	484,588	480,934	494,870
Other certificates of deposit	848,903	845,719	885,016	879,619	867,680
Total deposits	$13,317,359	$13,034,230	$13,146,492	$12,465,322	$12,282,383

AVERAGE BALANCES
Loans	$11,358,209	$11,240,806	$11,100,112	$10,971,575	$10,962,488
Securities	3,149,010	2,930,912	2,748,063	2,503,124	2,396,519
Interest-earning assets	14,822,957	14,650,854	14,323,053	13,877,631	13,684,459
Assets	15,859,721	15,642,999	15,309,577	14,849,455	14,646,381
Deposits	13,245,241	13,141,556	12,958,156	12,546,086	12,344,253
Stockholders’ equity	1,906,089	1,863,272	1,844,509	1,804,369	1,748,240
Tangible common equity[1]	1,461,700	1,418,094	1,398,427	1,357,362	1,300,305

YIELDS (tax equivalent)
Loans	6.64%	6.57%	6.73%	6.95%	6.95%
Securities	3.86	3.75	3.51	3.40	3.35
Interest-earning assets	6.00	5.93	6.05	6.26	6.28
Interest-bearing deposits	2.70	2.77	2.96	3.22	3.19
Deposits	1.82	1.83	2.00	2.18	2.16
Subordinated debentures and notes	7.00	6.63	6.70	6.86	6.91
FHLB advances and other borrowed funds	3.48	3.01	2.81	3.01	3.52
Interest-bearing liabilities	2.81	2.84	3.02	3.28	3.26
Net interest margin	4.21	4.15	4.13	4.17	4.19
1Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
ASSET QUALITY
Net charge-offs (recoveries)	$630	$(1,059)	$7,131	$3,850	$605
Nonperforming loans	105,807	109,882	42,687	28,376	39,384
Classified assets	281,162	264,460	193,838	179,883	169,822
Nonperforming loans to total loans	0.93%	0.97%	0.38%	0.26%	0.36%
Nonperforming assets to total assets	0.71%	0.72%	0.30%	0.22%	0.33%
Allowance for credit losses to total loans	1.27%	1.27%	1.23%	1.26%	1.27%
Allowance for credit losses to total loans, excluding guaranteed loans[1]	1.38%	1.38%	1.34%	1.38%	1.38%
Allowance for credit losses to nonperforming loans	137.2%	130.1%	323.2%	492.6%	354.1%
Net charge-offs (recoveries) to average loans -annualized	0.02%	(0.04)%	0.26%	0.14%	0.02%

WEALTH MANAGEMENT
Trust assets under management	$2,457,471	$2,250,004	$2,412,471	$2,499,807	$2,367,409

SHARE DATA
Book value per common share	$50.09	$48.64	$47.37	$47.33	$45.08
Tangible book value per common share[1]	$40.02	$38.54	$37.27	$37.26	$35.02
Market value per share	$55.10	$53.74	$56.40	$51.26	$40.91
Period end common shares outstanding	36,950	36,928	36,988	37,184	37,344
Average basic common shares	36,963	36,971	37,118	37,337	37,485
Average diluted common shares	37,172	37,287	37,447	37,483	37,540

CAPITAL
Total risk-based capital to risk-weighted assets[2]	14.7%	14.7%	14.6%	14.8%	14.6%
Tier 1 capital to risk-weighted assets[2]	13.2%	13.1%	13.1%	13.2%	13.0%
Common equity tier 1 capital to risk-weighted assets[2]	11.9%	11.8%	11.8%	11.9%	11.7%
Tangible common equity to tangible assets[1]	9.42%	9.30%	9.05%	9.50%	9.18%

[1]Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Six months ended
($ in thousands)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
CORE EFFICIENCY RATIO
Net interest income (GAAP)	$152,762	$147,516	$146,370	$143,469	$140,529	$300,278	$278,257
Tax-equivalent adjustment	2,738	2,475	2,272	2,086	2,047	5,213	4,087
Noninterest income (GAAP)	20,604	18,483	20,631	21,420	15,494	39,087	27,652
Less gain on sale of investment securities	—	106	—	—	—	106	—
Less gain (loss) on sale of other real estate owned	56	23	(68)	3,159	—	79	(2)
Core revenue (non-GAAP)	176,048	168,345	169,341	163,816	158,070	344,393	309,998

Noninterest expense (GAAP)	105,702	99,783	99,522	98,007	94,017	205,485	187,518
Less FDIC special assessment	—	—	—	—	—	—	625
Less core conversion expense	—	—	1,893	1,375	1,250	—	1,600
Less amortization on intangibles	753	855	916	927	944	1,608	1,991
Less acquisition costs	518	—	—	—	—	518	—
Core noninterest expense (non-GAAP)	$104,431	$98,928	$96,713	$95,705	$91,823	$203,359	$183,302

Core efficiency ratio (non-GAAP)	59.32%	58.77%	57.11%	58.42%	58.09%	59.05%	59.13%

	Quarter ended
(in thousands, except per share data)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
TANGIBLE COMMON EQUITY, TANGIBLE BOOK VALUE PER COMMON SHARE AND TANGIBLE COMMON EQUITY RATIO TO TANGIBLE ASSETS
Stockholders’ equity (GAAP)	$1,922,899	$1,868,073	$1,824,002	$1,832,011	$1,755,273
Less preferred stock	71,988	71,988	71,988	71,988	71,988
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	6,876	7,628	8,484	9,400	10,327
Tangible common equity (non-GAAP)	$1,478,871	$1,423,293	$1,378,366	$1,385,459	$1,307,794
Less net unrealized losses on HTM securities, after tax	56,508	55,819	52,881	34,856	52,220
Tangible common equity adjusted for unrealized losses on HTM securities (non-GAAP)	$1,422,363	$1,367,474	$1,325,485	$1,350,603	$1,255,574

Common shares outstanding	36,950	36,928	36,988	37,184	37,344
Tangible book value per common share (non-GAAP)	$40.02	$38.54	$37.27	$37.26	$35.02

Total assets (GAAP)	$16,076,299	$15,676,594	$15,596,431	$14,954,125	$14,615,666
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	6,876	7,628	8,484	9,400	10,327
Tangible assets (non-GAAP)	$15,704,259	$15,303,802	$15,222,783	$14,579,561	$14,240,175

Tangible common equity to tangible assets (non-GAAP)	9.42%	9.30%	9.05%	9.50%	9.18%
Tangible common equity to tangible assets adjusted for unrealized losses on HTM securities (non-GAAP)	9.06%	8.94%	8.71%	9.26%	8.82%

	Quarter Ended					Six months ended
($ in thousands)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE), RETURN ON AVERAGE ASSETS (ROAA) AND DILUTED EARNINGS PER SHARE
Average stockholder’s equity (GAAP)	$1,906,089	$1,863,272	$1,844,509	$1,804,369	$1,748,240	$1,884,799	$1,743,469
Less average preferred stock	71,988	71,988	71,988	71,988	71,988	71,988	71,988
Less average goodwill	365,164	365,164	365,164	365,164	365,164	365,164	365,164
Less average intangible assets	7,237	8,026	8,930	9,855	10,783	7,629	11,277
Average tangible common equity (non-GAAP)	$1,461,700	$1,418,094	$1,398,427	$1,357,362	$1,300,305	$1,440,018	$1,295,040

Net income (GAAP)	$51,384	$49,961	$48,834	$50,585	$45,446	$101,345	$85,847
FDIC special assessment (after tax)	—	—	—	—	—	—	470
Core conversion expense (after tax)	—	—	1,424	1,034	940	—	1,203
Acquisition costs (after tax)	462	—	—	—	—	462	—
Less gain on sale of investment securities (after tax)	—	80	—	—	—	80	—
Less gain (loss) on sales of other real estate owned (after tax)	42	17	(51)	2,375	—	59	(1)
Net income adjusted (non-GAAP)	$51,804	$49,864	$50,309	$49,244	$46,386	$101,668	$87,521
Less preferred stock dividends	937	938	937	938	937	1,875	1,875
Net income available to common stockholders adjusted (non-GAAP)	$50,867	$48,926	$49,372	$48,306	$45,449	$99,793	$85,646

Return on average common equity (non-GAAP)	11.03%	11.10%	10.75%	11.40%	10.68%	11.07%	10.10%
Adjusted return on average common equity (non-GAAP)	11.12%	11.08%	11.08%	11.09%	10.90%	11.10%	10.30%
ROATCE (non-GAAP)	13.84%	14.02%	13.63%	14.55%	13.77%	13.93%	13.04%
Adjusted ROATCE (non-GAAP)	13.96%	13.99%	14.05%	14.16%	14.06%	13.97%	13.30%

Average assets	$15,859,721	$15,642,999	$15,309,577	$14,849,455	$14,646,381	$15,751,959	$14,601,250
Return on average assets (GAAP)	1.30%	1.30%	1.27%	1.36%	1.25%	1.30%	1.18%
Adjusted return on average assets (non-GAAP)	1.31%	1.29%	1.31%	1.32%	1.27%	1.30%	1.21%
Average diluted common shares	37,172	37,287	37,447	37,483	37,540	37,224	37,564
Diluted earnings per share (GAAP)	$1.36	$1.31	$1.28	$1.32	$1.19	$2.67	$2.24
Adjusted diluted earnings per share (non-GAAP)	$1.37	$1.31	$1.32	$1.29	$1.21	$2.68	$2.28

	Quarter ended
($ in thousands)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
PRE-PROVISION NET REVENUE (PPNR)
Net interest income	$152,762	$147,516	$146,370	$143,469	$140,529
Noninterest income	20,604	18,483	20,631	21,420	15,494
Core conversion expense	—	—	1,893	1,375	1,250
Acquisition costs	518	—	—	—	—
Less gain on sale of investment securities	—	106	—	—	—
Less gain (loss) on sales of other real estate owned	56	23	(68)	3,159	—
Less noninterest expense	105,702	99,783	99,522	98,007	94,017
PPNR (non-GAAP)	$68,126	$66,087	$69,440	$65,098	$63,256

	At
($ in thousands)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
ALLOWANCE TO LOANS RATIO EXCLUDING GUARANTEED LOANS
Loans (GAAP)	$11,408,840	$11,298,763	$11,220,355	$11,079,892	$11,000,007
Less guaranteed loans	913,118	942,651	947,665	928,272	923,794
Adjusted loans (non-GAAP)	$10,495,722	$10,356,112	$10,272,690	$10,151,620	$10,076,213

Allowance for credit losses	$145,133	$142,944	$137,950	$139,778	$139,464
Allowance for credit losses/loans (GAAP)	1.27%	1.27%	1.23%	1.26%	1.27%
Allowance for credit losses/adjusted loans (non-GAAP)	1.38%	1.38%	1.34%	1.38%	1.38%